UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): June 26, 2008
METROPCS COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	1-33409 (Commission File Number)	20-0836269 (I.R.S. Employer Identification No.)

2250 Lakeside Boulevard Richardson, Texas (Address of Principal Executive Offices)	75082 (Zip Code)
Registrant’s telephone number, including area code: 214-570-5800
(Former name or former address, if changed since last report): Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On June 26, 2008, MetroPCS Communications, Inc. (the “Company”) received notice from NYSE Regulation, Inc., an affiliate of the New York Stock Exchange (“NYSE”), that, due to the previously announced resignation of Mr. John Sculley from the Company’s Board of Directors, the Company did not have three members on its Audit Committee and, accordingly, was not in compliance with Section 303A.07(a) of the NYSE Listed Company Manual. Section 303A.07(a) requires the audit committee of NYSE listed companies to have a minimum of three members.
     Mr. Arthur Patterson, who is currently a member of the Board of Directors, was appointed to the Audit Committee, effective as of June 26, 2008. Accordingly, as of that date, the Company is in compliance with the listing standards of the NYSE. The Company’s Board of Directors has previously found that Mr. Patterson meets Securities and Exchange Commission and NYSE requirements for independence and financial literacy.
     The Company has notified the NYSE that it has cured the deficiency. On June 27, 2008, NYSE Regulation, Inc. notified the Company that it was in compliance with all NYSE corporate governance listing standards. There have been no meetings of the Audit Committee held since Mr. Sculley’s resignation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS COMMUNICATIONS, INC.
Date: July 1, 2008	By:	/s/ J. Braxton Carter
J. Braxton Carter
Executive Vice President and CFO